MOTORCYCLE LEASE WAREHOUSING℠
MASTER SERVICING AGREEMENT

This MASTER SERVICING AGREEMENT (this "Servicing Agreement"), dated September 28, 2010, is between Sparta Commercial Services, Inc., a Nevada corporation with its principal place of business at 462 Seventh Ave. 20th Floor, New York, New York 10018 ("Servicer") and Vion Operations LLC, a Delaware limited liability company, with its principal place of business at 400 Interstate North Parkway, Suite 800, P.O. Box 39, Atlanta, Georgia 30339 ("Buyer").

This is the Master Servicing Agreement identified as Exhibit 6 to that certain Master Lease Funding Agreement by and between the Servicer and Buyer entered into simultaneously with this Servicing Agreement (the "Lease Funding Agreement"). The purpose of this Servicing Agreement is to provide the terms and conditions on which the Servicer will collect upon and otherwise service the Leases purchased by Buyer under the Lease Funding Agreement. Unless otherwise defined herein, capitalized terms in this Servicing Agreement have the same meaning as they have in the Lease Funding Agreement.

NOW, THEREFORE, in consideration of the terms and considerations stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and Buyer agree as follows:

1. APPOINTMENT OF SERVICER.

   a. During the term of this Servicing Agreement, the Servicer agrees to perform, at its sole cost and expense, all aspects of lease servicing, including the servicing, administering and collecting of Leases, payment processing and application, record retention and updating, credit reporting, collections efforts including repossession and liquidation of Assigned Rights, Lessee communications and relations, and all other things reasonably designed to maximize collections from the Leases, subject to and in accordance with this Servicing Agreement and Applicable Law.

   b. Buyer may, from time to time, (but is not obligated to) supplement the servicing conducted by the Servicer, including by notifying Lessees of a change of payment address and location or taking any other action that the Servicer is authorized to take under this Servicing Agreement. Until a termination of this Servicing Agreement or a suspension of payment in accordance herewith, no such supplemental servicing by Buyer will affect the Servicer's right to payment of Servicing Fees as provided in this Servicing Agreement.

2. COVERED LEASES. This Servicing Agreement covers and is otherwise applicable in all respects to all Leases which are sold to Buyer in accordance with the Lease Funding Agreement that have not been bought back by Servicer or its Affiliates.

3. SERVICING STANDARDS. Without limiting any other requirements of this Servicing Agreement, the Servicer agrees at all times to use commercially reasonable best efforts, care and diligence at all times to service and collect the full amount of the Leases and all related fees and charges.

4. TERM. Unless earlier terminated as provided in this Servicing Agreement, this Servicing Agreement is effective as of the date hereof and will continue in full force until such time as all Leases have either been bought back by the Servicer in accordance with the Lease Funding Agreement, purchased by a third party in accordance with the Lease Funding Agreement, or paid off in full through payments by the Lessee and/or on the Lessee's behalf in accordance with this Servicing Agreement. The termination of this Servicing Agreement will not affect the rights and obligations of the parties arising or incurred prior to the effective date of termination, except as otherwise provided herein, and will not affect any rights of Buyer under the Lease Funding Agreement except as expressly provided in the Lease Funding Agreement. Any termination or expiration of this Servicing Agreement notwithstanding, the representations, warranties, covenants, terms and conditions of this Servicing Agreement, as in effect as of the applicable Transaction Dates, including those concerning indemnification, shall survive.

5. PAYMENT PROCESSING.

a. Without limiting any other obligations under this Servicing Agreement, the Servicer will provide the following payment processing services:

i. Receive all payments made on or in connection with each Lease and Assigned Rights, whether they be customer payments (regularly scheduled or otherwise), proceeds from an insurance settlement or from the liquidation of a repossessed Vehicle, or any other funds derived in any way or for any reason from any Lease or Assigned Rights (collectively, the "Proceeds"). For the avoidance of doubt, the term "Proceeds" shall include the gross amount of all checks, credit card charges and other payments without deduction or set-off, whether or not cleared, deposited into Servicer's account or subsequently reversed or charged-back. Servicer is expressly agreeing to take the risk of non-collection of Proceeds pursuant to the Lease Funding Agreement.

ii. Process all Proceeds, including entering information describing payment dates, amounts, sources and other information into the Servicer's lease management system from which such data can, from time to time as required by this Servicing Agreement or the Lease Funding Agreement, be transmitted to Buyer.

iii. Convey the Proceeds to Buyer and document such conveyance in accordance with the following procedures:

(1) Produce one "Daily Payments Report" each business day in a format approved by Buyer in its sole discretion, which lists each individual payment amount received for such day, regardless of the form of payment (cash, check, credit card, etc.), the Lease on behalf of which such payment was made, as well as other pertinent information, and showing the total of all Proceeds for such day.

(2) Deposit into a bank account designated by Buyer (the "Buyer Account") by wire transfer or Servicer check an amount equal to all Proceeds received each day within one (1) business day less 7.5% (the "Servicing Fee") of such total, which the Servicer is permitted to retain to help defray the costs it incurs for servicing leases which Buyer has purchased. Anything to the contrary notwithstanding, the Servicing Fee shall not be applicable to, and shall not be earned by the Servicer on, any part of the Proceeds in any way attributable to an insurance settlement, from the liquidation of a repossessed Vehicle or from a customer pay-off or prepayment.

(3) On the same business day on which such deposit is made, deliver the Daily Payments Report corresponding to such deposit day and a copy of the deposit receipt from the Buyer Account bank to Buyer via fax or e-mail per Buyer's instructions.

iv. Proceeds constituting "Net Collection" (as defined in the Lease Funding Agreement) received from the Servicer will be applied on an individual Lease basis, thereby reducing the Buy Back Price for the specific Lease on behalf of which such Proceeds are received in accordance with and subject to the terms of the Lease Funding Agreement.

v. The Servicer shall not under any circumstances commingle any Proceeds with any funds which are not Proceeds of the Leases or Assigned Rights. Pending deposit into Buyer's account(s), all Proceeds at any time held by the Servicer are held in trust for the benefit of Buyer.

vi. Failure to strictly adhere to the procedures for recording and conveying Proceeds in all respects hereunder, including the depositing of a bad (NSF) Servicer check into the Buyer Account, will constitute an Event of Default under this Servicing Agreement and the Lease Funding Agreement.

b. In addition to services specifically provided for herein, the Servicer will provide any other Proceeds processing, reporting and miscellaneous services as are necessary or desirable in connection with the servicing of the Leases or as Buyer may reasonably request.

6. COLLECTIONS PROGRAM GUIDELINES.

a. In addition to the other requirements of this Servicing Agreement, the Servicer will undertake commercially reasonable best efforts to (a) collect or otherwise realize the full value (including principal, interest and finance, interest, late or similar charges) of each Lease and upon default the Assigned Rights, and (b) to minimize delinquency and improve recency aging on all Leases. Such collection activities will include repossessing Vehicles, auctioning Vehicles, liquidating Vehicles at the expiration or termination of a Lease, repairing Vehicles for auction or sale, and all other reasonable actions to maximize the value of and proceeds from all Assigned Rights in accordance with all Applicable Law.

b. Lessee Disputes. In the event that:

i. The Servicer receives correspondence from legal counsel for a Lessee threatening litigation;

ii. A Lessee commences litigation or bankruptcy or insolvency proceedings; or

iii. The Servicer receives any communication (verbal or written) from any governmental agency regarding a Lessee or the servicing or collection of a Lessee's Leases and alleging or inquiring concerning violation of or non-compliance with Applicable Law; then

the Servicer shall immediately inform Buyer in writing and provide copies of all related written communications and other documents. All servicing and collection activity by the Servicer with respect to such Lessee shall cease except as expressly directed by Buyer. The Servicer shall not initiate any litigation or other proceeding or other legal action without the written consent of Buyer. The Servicer shall promptly provide Buyer with notice of any Lessee being assisted or represented by a debt counseling service and any written communication from a Lessee alleging fraud or other illegal or unlawful conduct in connection with any Lease(s) or the servicing or collection thereof.

c. The Servicer shall promptly notify Buyer of any bankruptcy or insolvency proceeding or other Event of Bankruptcy with respect to any Lessee of which it becomes aware, including, if known, the date filed, document number, attorney representing such Lessee and the district in which the proceeding is commenced. The Servicer shall, in consultation with Buyer, take such action on behalf of Buyer in such proceeding as may be necessary or desirable to preserve and maximize Buyer's claim, including the filing of a proof of claim. Buyer shall be copied on any and all filings and correspondence and agrees to cooperate with the Servicer as may be necessary for the Servicer to preserve and maximize Buyer's claim.

d. Lessee Communication and Billing.

i. If Buyer so directs in writing, the Servicer shall, on a timely basis and in accordance with Applicable Law, send a letter to each Lessee at its last known address advising such Lessee of the sale of its Lease to Buyer and directing that all future payments be made as Buyer directs, in substantially the form of the Standard Form Memo to Lessees as provided in the Lease Funding Agreement.

ii. On a timely basis and in accordance with provisions of Applicable Law, the Servicer shall notify each Lessee, at Lessee's last known address, of Lessee's rights under the Gramm-Leach-Bliley Act and provide any and all other notices and disclosures as may now or hereafter be required by law.

e. Credit Reporting. As required by Buyer, the Servicer will report all Leases, current and delinquent, including any delinquencies concerning such Leases, not less than once each month to one or more of the major credit bureaus, in accordance with Applicable Law.

f. Customer Service and Warranty Claims. The Servicer will provide timely and professional customer service to all Lessees, including responses to customer billing inquiries, resolution of billing disputes, and Vehicle maintenance and repairs as covered by Servicer-provided warranties, if any, in a manner satisfactory to Buyer in its reasonable discretion. The Servicer agrees to honor and perform in accordance with all warranties made to Lessees. The Servicer shall not discriminate in any manner against the Lessees as compared to the Servicer's other customers.

g. No Third-Party Collections. No Lease shall be referred, assigned or otherwise transferred to any agency, servicer or attorney for any servicing, collection or legal action without the prior written consent of Buyer.

h. Legal Action at Direction of Buyer. Servicer shall refer Leases for legal action when directed by Buyer and in the event litigation is directed by Buyer and Servicer receives a substantive answer or counterclaim during such litigation, Servicer shall notify Buyer within one (1) business day and seek instructions before proceeding with any actions with respect to the case.

i. Compliance with Applicable Law. The Servicer shall perform all of its obligations under this Servicing Agreement in compliance with Applicable Law including the requirements of the Federal Fair Debt Collection Practices Act, Fair Credit Reporting Act, Gramm-Leach-Bliley Act and Federal Trade Commission Rules promulgated thereunder, Federal Trade Commission Red Flag Rules, and similar federal, state and local laws. The Servicer specifically represents and warrants to Buyer that the Servicer is knowledgeable and experienced in complying with such laws, rules and regulations as they pertain to debt collection practices and procedures. Servicer agrees to perform its services under this Servicing Agreement in accordance with the Fair Debt Collection Practices Act (the "FDCPA") as if all Leases to be serviced hereunder were in default (within the meaning of the FDCPA) on the date acquired and the substantive provisions of the FDCPA applicable thereto.

j. Excluded Leases. Buyer shall have the right, in its sole discretion, to exclude from the provisions of this Servicing Agreement any and all Leases sold by Buyer to a third party at any time and any and all Leases still owned by Buyer as of any time after the first anniversary of the Transaction Date for such Lease. In the event any such Lease is excluded from this Servicing Agreement by Buyer, Servicer shall provide to Buyer, within ten (10) business days after written notice from Buyer, all paper and electronic data, records and all other documents whatsoever in the Servicer's possession relating to such excluded Leases, Assigned Rights and Transaction Documentation, including all originals of the Transaction Documentation for such Leases not already in Buyer's possession as well as any other information the Servicer might have which will be necessary to allow Buyer or its designees to fully effectuate collection activities against such Leases.

k. The Servicer covenants that it will not, without Buyer's prior written approval:

   i. settle, discount, cancel, waive, defer payments or modify the terms of a Lease, formally by making changes to a Lease or otherwise, or accept as full or final payment or satisfaction with respect to any Lease any amount that is less than the full payoff amount (including outstanding principal, outstanding finance, late or similar fees and charges) or attempt or purport to do any of the foregoing except that the Servicer may defer payments under a Lease for a period of time not exceeding (in the aggregate) two (2) months over the term of the Lease, provided that (i) Servicer shall give written notice of any such deferment within three (3) business days to Buyer, and (ii) no such deferment shall be given any effect in determining whether a Lease is Excessively Delinquent hereunder or under the Lease Funding Agreement;

ii. create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other encumbrance upon, or assign or transfer in whole or in part or otherwise grant any interest in or to, the Leases or Assigned Rights (including any proceeds thereof) or attempt or purport to do any of the foregoing;

iii. liquidate, dissolve or suspend its business operations as the same existed on the date hereof;

iv. adopt any material change in accounting principles or practices other than as required by a concurrent change in Generally Accepted Accounting Principles ("GAAP"); or

v. accept or receive or agree to accept or receive, nor allow any Affiliate to accept or receive or agree to accept or receive, any rebate, refund, commission, fee, kickback or rake whether in cash or otherwise and whether paid by, or originating with, the Lessee or any other Person (including but not limited to brokers and agents), as a result of, or in any way in connection with, its performance under this Servicing Agreement.

l. Provision of Fidelity Bond. The Servicer shall, within thirty (30) days after written request by Buyer, obtain a performance bond for the benefit of Buyer in form and amount acceptable to Buyer in its reasonable discretion to secure the faithful performance of the Servicer under this Servicing Agreement.

7. ACKNOWLEDGMENT OF INTERESTS. The Servicer acknowledges that, except as expressly provided herein or in the Lease Funding Agreement, the Servicer has no right, title or interest in and to any Leases, Net Collections or Proceeds and agrees to provide written certification of same to such persons or companies as Buyer may identify.

8. RECORD RETENTION, REPORTING OBLIGATIONS, INFORMATION, AND ACCESS RIGHTS.

a. The Servicer shall maintain on Buyer's behalf detailed, accurate and complete records with respect to each Lessee, Lease, Vehicle, Assigned Right and Transaction Documentation, including a complete history of individual Lessee payments, Lease balance, accrued late fees, contractual delinquency and all other information necessary to service the Lease and maximize collections in accordance with GAAP.

b. The Servicer will maintain Lessee, Lease, Vehicle, Assigned Rights and Transaction Documentation information for each Lease, including the data described in "Exhibit 2: Individual Lease Data" to the Lease Funding Agreement. Such information will be provided in the Master File in electronic form compatible with Microsoft Excel™ ("Excel"), in addition to "hard copy" (on paper). Such electronic data files shall be updated, and copies of which shall be provided to Buyer, on no less frequently than a monthly basis, via either e-mail or on a data disk (CD-ROM) and via regular mail. As promptly as practicable (but in any event not later than five (5) business days) after the Servicer becomes aware (or should have been aware) of the occurrence of any Event of Default by the Servicer in the performance of any of its obligations under this Servicing Agreement or the Lease Funding Agreement, Servicer shall provide notice of such occurrence to Buyer together with updated copies of the Master File in accordance with the preceding sentence.

c. The Servicer shall deliver to Buyer quarterly reviewed and annual audited financial statements (including a balance sheet, income statement, statement of cash flows and statement of stockholders' equity) within fifty (50) and one hundred and five (105) days, respectively, after the date on which such period ends, and such other financial information as Buyer may from time to time request.

d. In addition to any other requirements, the Servicer shall deliver to Buyer from time to time such information with respect to the Lessees, Leases, Transaction Documentation and/or Assigned Rights as Buyer may request, including listings identifying the Lessee and the then current outstanding principal balance for each Lease, delinquency and recency agings and other comparable information with respect to such Lease.

e. Electronic Data Back-Up. The Servicer shall back-up the Master File, all updates thereto and any other electronic data which it maintains for the Leases it is servicing for Buyer on not less frequently than a daily basis, including by downloading or otherwise conveying such information to an off-site data storage facility in order to minimize the risk of loss due to hardware failure, fire or other casualty at the Servicer's place of business. In addition, the Servicer shall keep its files up to date to include copies of any and all Transaction Documentation that it receives and such other information as may be necessary to perform under this Servicing Agreement or the Lease Funding Agreement.

f. Access and Inspection Rights. From time to time during regular business hours and upon reasonable notice, the Servicer shall permit Buyer and its agents, representatives or designees to:

i. Examine or make copies or abstracts of any or all paper and/or electronic records which the Servicer maintains on Buyer's behalf or otherwise pursuant to this Servicing Agreement or the Lease Funding Agreement, or otherwise in any way relating to any Lessee, Lease or Assigned Rights or the Servicer's collection activities with respect thereto, including the Master File and all updates thereto.

ii. Visit the offices and properties of the Servicer for purposes of examining such materials or the Servicer's procedures, processes and activities relating to the exercise of its duties hereunder or under the Lease Funding Agreement.

iii. Discuss servicing and collections or other matters relating to the Lessees, Leases and/or Assigned Rights with the Servicer's management.

iv. Permit certified public accountants or other auditors designated by Buyer to conduct a review of the Servicer's records and procedures with respect to the servicing, administration, payment processing, collection and/or disposition of the Proceeds.

9. EVENTS OF DEFAULT, TERMINATION.

a. Each and any of the following shall constitute an "Event of Default" by the Servicer under this Servicing Agreement:

i. Any representation or warranty of the Servicer contained herein, in the Lease Funding Agreement or in any certificate, financial statement or other document delivered pursuant hereto or thereto, shall be incorrect in any material respect when made or deemed made if not cured within ten (10) days following written notice to Sparta indicating the nature of such incorrect representation or warranty. In the event a representation or warranty is incorrect as described in this Section 9(a)(i) and Sparta cures within the applicable ten (10) day cure period, Sparta shall be responsible for, and shall promptly pay to Buyer, all costs and expenses, including reasonable attorneys' fees, if any, incurred by Buyer with respect to any such incorrect representation or warranty during the time period such representation or warranty was incorrect.

ii. A default by the Servicer in the performance of any of its obligations or covenants under this Servicing Agreement or the Lease Funding Agreement when such default has not been cured within ten (10) days following written notice to Servicer indicating the nature of such default.

iii. Any failure to remit or apply, in a timely manner, any Proceeds or other funds due Buyer hereunder, under the Lease Funding Agreement as required hereunder or thereunder.

iv. The occurrence of an Event of Bankruptcy with respect to the Servicer or any Guarantor.

v. Any breach or repudiation of the Guaranty attached as Exhibit 6 to the Lease Funding Agreement by any Guarantor.

vi. The Servicer or any Guarantor seek to have any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement held invalid or unenforceable for any reason whatsoever, or (ii) any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement are held invalid or unenforceable for any reason whatsoever.

vii. There is entered against the Servicer or any Guarantor (i) a final judgment or order for the payment of money in an aggregate amount that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party's property, assets, financial condition, business operations or ability to perform its obligations hereunder or under the Lease Funding Agreement, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, such an effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

viii. Any other Event of Default specified in this Servicing Agreement or the Lease Funding Agreement.

b. In addition to any other rights and remedies that may be available at law or in equity, upon the occurrence of any Event of Default, Buyer may, at its election, exercise any one or more of the following remedies, which remedies are cumulative and not exclusive:

i. Suspend payment of any Servicing Fees and other payments coming due under this Servicing Agreement.

ii. Buyer may terminate this Servicing Agreement upon written notice to Servicer.

Servicer shall in any event be responsible for, and shall promptly pay to Buyer, all costs and expenses, including attorneys' fees, incurred by Buyer with respect to any Event of Default, including the costs of identifying and engaging a replacement servicer for the Leases.

c. Buyer also may terminate this Servicing Agreement, effective upon the latter of the delivery of written notice of termination to the Servicer or the effective date of such termination as specified in such notice, upon:

i. A merger, consolidation or share exchange involving the Servicer or a sale, lease, transfer or other disposition (in a single or series of transaction) of all or substantially all of the assets of the Servicer, or any event, circumstance or occurrence that results in a change of identity of the Person currently holding a fifty percent (50%) or greater ownership interest in the Servicer, without the prior written consent of Buyer.

d. Notwithstanding Section 9(c) above, this Servicing Agreement will automatically terminate immediately prior to the occurrence of an Event of Bankruptcy on the part of the Servicer.

e. Servicer's Duties Upon Termination. Upon any termination of this Servicing Agreement, the Servicer shall:

i. Deliver to Buyer, or its designee, within ten (10) business days, all paper and electronic data, records and all other documents whatsoever in the Servicer's possession relating to the Leases, Assigned Rights and Transaction Documentation, including all originals of the Transaction Documentation not already in Buyer's possession as well as any other information the Servicer might have which will be necessary to allow Buyer or its designees to fully effectuate collection activities against the Leases.

ii. Provide all reasonable assistance and cooperation to Buyer, or its designee, in the transfer of the servicing of the remaining Leases which shall include the continued performance of the Servicer's obligations hereunder as requested by Buyer during any period between the time of a notice of termination and the effective date of such termination during which period the Servicer shall be compensated at the same rate as provided herein.

iii. Provide commercially reasonable assistance and cooperation prior to and after any termination date in pursuing the prosecution of actions and defense of claims which arose during the term of this Servicing Agreement, including providing employees, agents and representatives of the Servicer at depositions, trials and litigation strategy meetings relating to the Leases previously serviced hereunder; provided, however, that the Servicer shall be compensated for all out-of-pocket costs reasonably incurred in connection with such activities performed at the request of Buyer.

iv. Provide Buyer access during normal daytime business hours to those locations where the Servicer collects Leases and, upon request, inform Lessees of the need to change the manner in which payments in respect of the Leases are made. The Servicer shall also allow Buyer to post signs at the Servicer's facility directing or instructing Lessees as to the manner in which to remit payment in respect of the Leases, and distribute notices to Lessees with instructions for payment.

v. Provide notice to all Lessees in substantially the form of the Standard Form Memo to Lessees provided in the Lease Funding Agreement instructing Lessees to make their payments to Buyer or its assignee.

vi. Continue to remit any and all payments received in respect of the Leases to Buyer on the same terms as set forth in this Servicing Agreement.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS

a. Mutual Representations. The Servicer and Buyer each represents and warrants to the other that:

i. It is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power, authority and legal right to own its properties and to conduct its business as such business is presently conducted.

ii. It has all necessary power, authority, licenses and permits necessary to execute, deliver and perform its obligations under this Servicing Agreement and the execution, delivery and performance of this Servicing Agreement has been duly authorized by all necessary corporate or limited liability company action.

iii. This Servicing Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Servicing Agreement, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

iv. The execution, delivery and performance of this Servicing Agreement do not require any filing or registration with, or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained.

v. The execution, delivery and performance of this Servicing Agreement do not conflict with or result in the breach of, or constitute (with or without notice or lapse of time or both) a default under its certificate of incorporation or formation, its bylaw or operating agreement, any indenture, mortgage, deed of trust, loan agreement, or other material instrument to which it is a party or by which it or any of its assets or property are bound, nor violate any Applicable Law.

b. Representations by Servicer. The Servicer represents and warrants to Buyer on the date hereof and as of each Transaction Date that:

i. The Servicer has obtained all licenses, registrations and insurance reasonably necessary or desirable for the servicing and collection of the Leases. The Servicer has obtained any and all licenses necessary to originate, buy and sell Leases and Assigned Rights in each of jurisdictions listed in Section k(i) of Schedule 1 to the Lease Funding Agreement. The Servicer further agrees to submit to Buyer upon request proof of such licenses, registrations and insurance. The Servicer shall not engage in the collection of the Leases in any state in which it is required to be, but is not, licensed to engage in such activity; provided, however, that in the event the Servicer is not so licensed, the Servicer shall so notify Buyer and promptly apply for said license.

ii. The Servicer has heretofore furnished to Buyer copies of its consolidated financial statements. Such statements fairly present the financial condition of the Servicer as of the dates thereof and the results of its operations and cash flows for the periods then ended and have been prepared in accordance with GAAP. Since the date of the most recent financial statements provided to Buyer hereunder, there has been no adverse effect on the business, properties or condition (financial or otherwise) of the Servicer as determined with reference to any of the financial statements provided earlier.

iii. There are no actions, suits, proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against or affecting the Servicer, or the properties of the Servicer, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

iv. The Servicer has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld or paid by it (except any taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and that the Servicer is undertaking to pay or settle, and as to which the contesting party has established adequate reserves). The Servicer has filed all federal, state and local tax returns which, to the knowledge of the Servicer, are required to be filed, and the Servicer has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due (except any taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and that the Servicer is undertaking to pay or settle and as to which the contesting party has established adequate reserves).

v. The Servicer is in material compliance with all provisions of all material agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected.

vi. To the best of the Servicer's knowledge, the Servicer has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic

materials, hazardous substances or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic materials, hazardous substances or wastes ("Environmental Laws") at its respective facilities or in connection with the operation of its facilities. The Servicer is not aware of, nor has it received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans affecting the Servicer which may materially interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

c. Other Affirmative Covenants of Servicer. During the term of this Servicing Agreement, the Servicer covenants as follows:

i. The Servicer shall obtain and at all times maintain insurance with insurers reasonably believed by the Servicer to be responsible and reputable (and in any event shall carry an A.M. Best rating of A or better, unless otherwise approved by Buyer in writing) in such amounts and against such risks as is usually carried by institutions engaged in the business of servicing leases and related assets, including fidelity, theft and comprehensive general liability insurance protecting against claims arising from any loss, misappropriation or misapplication of funds constituting collections from or with respect to the Leases. All such insurance shall name Buyer as additional insured and, with respect to any Vehicles, as sole loss payee for the payment of all insurance proceeds thereunder.

ii. The Servicer will pay or discharge, when due (i) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it prior to the date on which forfeiture of any such property may occur, (ii) all federal, state and local taxes required to be withheld by it, and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Servicer; provided, however, that the Servicer shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and as to which the Servicer has established adequate reserves.

iii. The Servicer will preserve and maintain its corporate existence and otherwise maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

iv. The Servicer will give written notice to Buyer of any suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry or other proceeding pending, threatened against or in any way involving the Servicer within five (5) days of the Servicer becoming aware thereof. Such notice shall state the nature and status of, and any other information necessary to adequately describe, such proceeding. After Buyer receives such notice or otherwise becomes aware of such a proceeding, if Buyer determines in its sole discretion such proceeding may likely have a material adverse effect on the Servicer's ability to perform its obligations hereunder, Buyer may declare an Event of Default to have occurred hereunder as of the earlier of the date of such notice or when the Servicer should have reasonable become aware of such proceeding, and Buyer shall be entitled to any remedies for such Event of Default provided for herein, at law or in equity.

v. The Servicer will adopt and maintain at all times, and comply in all material respects with, a credit and collection policy relating to the Leases consistent with Applicable Law. The Servicer will not make any change in such credit and collection policy which would impair the collectibility of any Lease.

d. Indemnification.

i. The Servicer shall indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all Losses, as defined below, to which Buyer or its Affiliates may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of, in connection with, as a result of or is based in any way upon: (i) the execution or delivery of this Servicing Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby; (ii) any Event of Default, breach by the Servicer of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by the Servicer hereunder being untrue in any material respect at any time or failing to state any information necessary to make any information provided not misleading; (iii) the negligence or willful misconduct of the Servicer or its Affiliates; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Servicer, and regardless of whether Buyer is a party thereto; in each case, except to the extent such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Buyer. The obligations of the Servicer under this Section shall be considered to have been relied upon by Buyer and shall survive the execution, delivery, performance and termination of this Servicing Agreement, regardless of any investigation made by Buyer.

ii. Buyer shall promptly notify the Servicer of any claim, demand, suit or threat of suit of which it becomes aware which does or could reasonably be expected to give rise to a right of indemnification pursuant to this Servicing Agreement. However, a failure to provide such notice does not relieve the Servicer of any liability hereunder except to the extent such failure prejudices the Servicer's ability to provide indemnification hereunder. The Servicer will be entitled to participate in the settlement or defense thereof and, if the Servicer elects, to take over and control the settlement or defense thereof with counsel satisfactory to Buyer in its reasonable discretion. In any case, the Servicer and Buyer shall cooperate (at no cost to Buyer) in the settlement or defense of any such claim, demand, suit or proceeding. The term "Losses" shall mean any and all losses, damages, costs and expenses, liabilities, settlements, claims, proceedings, suits or any other liability of every nature, kind and description whatsoever, including, without limitation, any attorneys' fees and disbursements and court costs reasonably incurred by Buyer, as the case may be.

11. MISCELLANEOUS.

a. Amendment. Buyer reserves the right to amend this Servicing Agreement in whole or in part from time to time by providing the Servicer with written notice containing the text of such amendment(s). However, no such amendment shall apply retroactively to any right or obligation that accrued prior to the effective date of such amendment. Upon receipt of such notice, the Servicer shall have ten (10) business days to object in writing. If the Servicer fails to object in writing to such amendment(s) within such period, this Servicing Agreement shall be automatically amended as provided in the notice. In the event that the Servicer objects in writing, this Servicing Agreement shall not be amended thereby, but Buyer shall have the right to terminate this Servicing Agreement upon written notice to the Servicer. Except as expressly provided above, this Servicing Agreement and the rights and obligations of the parties hereunder may only be amended by an instrument in writing signed by Buyer and the Servicer.

b. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL; NO CONSEQUENTIAL DAMAGES.

i. THIS SERVICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

ii. The Servicer and Buyer each hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Servicing Agreement and the transactions contemplated hereby. Servicer and Buyer each irrevocably waive, to the fullest extent each may effectively do so, any objection which each may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

iii. TO THE FULLEST EXTENT PERMITTED BY LAW, THE SERVICER AND BUYER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY AND ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR EXEMPLARY DAMAGES IN RESPECT OF ANY DISPUTE OR LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SERVICING AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES HERETO.

c. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight delivery service or mailed by certified or registered mail, return receipt requested, to any party hereto at the address for such party provided at the outset of this Servicing Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to each other party given in accordance with this Section. A notice delivered personally shall be deemed given only if acknowledged in writing by the person to whom it is given. A notice sent by nationally recognized overnight delivery service shall be deemed given twenty-four (24) hours after having been sent. A notice that is sent by certified mail or registered mail shall be deemed given five (5) days after it is mailed.

d. Confidentiality. This Servicing Agreement, its terms and contents, the Transaction Documentation and the contents of the Master File and other information relating to the Lessees, Leases or Assigned Rights are proprietary to Buyer and shall be held by the Servicer in strict confidence and shall not be disclosed to any third party or used for any reason (except for the servicing of the Leases as provided in this Servicing Agreement) without the prior written consent of Buyer except for (i) disclosures to the Servicer's attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality for the benefit of Buyer or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body (provided that the Servicer affords Buyer with a reasonable opportunity to obtain a protective or similar order).

e. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

f. Assignment. This Servicing Agreement may be assigned by Buyer to any assignee of Buyer's rights and obligations under the Lease Funding Agreement upon notice without consent, but may not be assigned by the Servicer without the prior written consent of Buyer.

g. Further Assurances. Buyer and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to affect the purposes of this Servicing Agreement or to enable any party to perfect or exercise its rights under this Servicing Agreement.

h. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Buyer or the Servicer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive or exhaustive of any rights, remedies, powers and privilege provided by law or in equity.

i. Counterparts. This Servicing Agreement may be executed in separate counterparts, each of which will constitute an original but all of which will constitute one and the same Servicing Agreement. This Servicing Agreement may also be executed by facsimile signature or portable document format (PDF).

j. Binding Effect. This Servicing Agreement will inure to the benefit of and is binding upon the parties hereto and their respective successors and permitted assigns.

k. Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement and the Lease Funding Agreement set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement. Buyer's rights under the Lease Funding Agreement shall be in addition to and be deemed to supplement its rights under this Servicing Agreement, and not be in the alternative to its rights hereunder. This Servicing Agreement may not be modified, amended, waived or supplemented except as provided herein.

l. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

m. Time of the Essence. Time shall be of the essence in the performance of each and every obligation under this Servicing Agreement.

n. Specific Performance. If the Servicer breaches or threatens to breach any provision of this Servicing Agreement, Buyer shall have the right to have such provision specifically enforced by any court having equity jurisdiction without the posting of any bond or guaranty, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the non-breaching party and that money damages will not provide adequate remedy, which right shall be in addition to, and not in lieu of, any other rights and remedies available to a non-breaching party under this Servicing Agreement, at law or in equity, all of which shall be independent of the other and severally enforceable.

o. Construction. The parties agree that this Servicing Agreement shall not be construed against a party solely because such party drafted this Servicing Agreement, and any rule or principle of construction is rejected. The term "including" as used in this Servicing Agreement means "including, without limitation."

p. Buyer's Representative. Anything to the contrary notwithstanding, Buyer may appoint, or otherwise delegate to, a representative ("Buyer's Representative") any one or more of Buyer's rights, duties and obligations hereunder by written notice to the Servicer. Following such notice and to the extent provided therein, Buyer's Representative shall have the authority (until revoked in writing) to provide the Servicer, on behalf of Buyer, all notices, approvals and consents, and to take all other actions required or permitted hereunder by Buyer and to accept, on behalf of Buyer, all notices from the Servicer and its representatives.

q. No Third-Party Rights. Nothing in this Servicing Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Servicing Agreement except as provided in Section 11(p) above.

r. Status of the Parties. In performing their responsibilities pursuant to this Servicing Agreement, Servicer and Buyer are in the position of independent contractors. This Servicing Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner, agent or joint venture or an association for profit between Servicer and Buyer. Each party is solely responsible for maintaining its own business insurance and workers' compensation policy.

s. Survival. The representations, warranties, covenants, terms and conditions of this Servicing Agreement, as in effect as of the applicable Transaction Dates, including those concerning indemnification, shall survive the termination hereof.

t. Use of Buyer Name. Except as required by Applicable Law, the Servicer hereby agrees that it shall not refer to or use the name of Buyer or Buyer's Representative in any manner in any collection or enforcement activities with respect to any Lease or in any advertising, printed material, electronic medium or other medium, without first obtaining the prior written consent or direction of Buyer or Buyer's Representative, as the case may be. Buyer and Buyer's Representative shall have no obligation to give any such written consent and may withhold the same in their respective discretions.

u. If either party files suit to enforce its rights under this Servicing Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys' fees (including fees and expenses incurred to collect those fees and expenses).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be executed as of the date first above written.

SERVICER:

SPARTA COMMERCIAL SERVICES, INC.

By: ______________________

Name: Anthony L. Havens

Title: CEO

BUYER:

VION OPERATIONS LLC

By: ______________________

Name: Stacey J. Schacter

Title: President